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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                   -----------


                                    FROM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  JUNE 28, 1999
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)


                                 RES-CARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           KENTUCKY                      0-20372              61-0875371
  (STATE OR OTHER JURISDICTION         (COMMISSION         (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)      FILE NUMBER)      IDENTIFICATION NUMBER)


                             10140 LINN STATION ROAD
                                 LOUISVILLE, KY
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                      40223
                                   (ZIP CODE)

                                 (502) 394-2100
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On June 28, 1999, Res-Care, Inc. ("Res-Care") completed its previously announced merger with privately-held PeopleServe, Inc.("PeopleServe"), based in Dublin, Ohio. PeopleServe also operates facilities and programs for persons with mental retardation and other developmental disabilities. The transaction was originally announced on April 5, 1999 and described in Res-Care's Form 8-K filed on April 8, 1999 and incorporated by reference herein. Res-Care's press release announcing completion of the transaction is attached hereto as Exhibit 99.1.

     In the merger, Res-Care issued a total of 5,199,058 common shares and, by operation of the merger, assumed debt aggregating approximately $52.7 million. The manner of computing the shares to be issued was described in the merger proxy statement previously filed with the Commission and incorporated by reference herein (File No. 333-75875, filed under Rule 424(b)(3) on May 7,1999). For the purpose of computing the final number of common shares issuable, the "Closing Price" used to determine the shares issued was greater than $20 per share and less than $26 per share.

     In connection with the transaction, Vincent D. Pettinelli, the principal stockholder of PeopleServe, received approximately 2.3 million Res-Care common shares and will be elected to the board of directors of Res-Care.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial Statements of Businesses Acquired.

        The required financial statements will be filed within 60 days of the due date for the filing of this report, in accordance with Item 7(a)(4) of Form 8-K, and in no event later than September 11, 1999.

        (c) Additional Exhibits

            10.1 Merger Agreement dated April 5, 1999, incorporated by reference from definitive Proxy Statement/Prospectus filed pursuant to Rule 424(b)(3) on May 7, 1999 (Commission File No. 333-75875)

            99.1 Press Release dated June 29, 1999.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        RES-CARE, INC.

Date: July 12, 1999                     By: /s/ Ronald G. Geary
                                           -------------------------------------
                                           Ronald G. Geary,
                                           Chairman, CEO and President

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